Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228514

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 4, 2018)

1,636,364 Shares

COMMON STOCK

We are offering 1,636,364 shares of our common stock, par value $0.01 per share, as described in this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “ICAD.” On June 12, 2019, the last reported sale price for our common stock on the Nasdaq Capital Market was $6.21 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.50	$9,000,002
Underwriting discount (1)	$0.33	$540,000
Proceeds, before expenses, to us	$5.17	$8,460,002

(1)	In addition to the underwriting discount, we have agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding underwriting compensation

We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 245,454 additional shares of our common stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any. See “Underwriting” for more information.

The underwriter expects to deliver the shares against payment on or about June 17, 2019, subject to customary closing conditions.

Craig-Hallum Capital Group

The date of this prospectus supplement is June 13, 2019.

Prospectus Supplement

Prospectus

We have not, and the underwriter has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, if any, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC.”

S-i

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus or any free writing prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 4, 2018, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

In this prospectus supplement, unless context requires otherwise, the words “iCAD,” “we,” the “Company,” “us,” and “our” refer to iCAD, Inc. and its wholly owned subsidiaries.

The iCAD logo and other trademarks or service marks of iCAD appearing in this prospectus supplement are the property of iCAD. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the documents incorporated by reference are the property of the respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “believe”, “demonstrate”, “intend”, “may”, “would”, “could”, “should”, “will”, “continue”, “plan”, “expect”, “estimate”, “anticipate”, “likely”, “seek” and similar expressions identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the “Risk Factors” of this prospectus supplement, the accompanying prospectus, and our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2018 and in our other quarterly or periodic reports, which are incorporated by reference in this prospectus supplement and accompanying prospectus.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus present our views only as of the date of the applicable document containing such forward-looking statements. We do not assume any obligation, and do not intend to, update any forward-looking statement except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, and the information incorporated by reference into this prospectus, before making an investment decision.

Overview

iCAD, Inc. is a global medical technology company providing innovative cancer detection and therapy solutions. The Company reports in two operating segments: Cancer Detection and Cancer Therapy. Originally incorporated in Delaware in 1984 as Howtek, Inc, the Company changed its name in 2002 to iCAD, Inc. The Company’s headquarters are located in Nashua, New Hampshire.

iCAD continues to evolve from a business focused on image analysis for the early detection of cancers to a broader player in the oncology market. The Company’s strategy is to provide customers with a broad portfolio of innovative oncology solutions that address the two primary stages of the cancer care cycle, namely detection and treatment. The Company believes that its products can enable early detection and earlier targeted intervention, which could result in market demand and drive adoption of iCAD’s solutions.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and while enhancing patient care. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast cancer. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System®, or Xoft eBx system, is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments.

iCAD has grown primarily through acquisitions including CADx, Qualia Computing, CAD Sciences, Xoft, DermEbx, Radion and VuComp. The VuComp acquisition included an extensive library of related clinical data which we use for cancer detection research and patents, as well as key personnel and expanded our customer base.

In the detection segment, our industry-leading solutions include advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier, a comprehensive range of high-performance, upgradeable CAD systems and workflow solutions for mammography, and computed tomography (CT).

iCAD intends to continue the extension of its image analysis and clinical decision support solutions for mammography and CT imaging. iCAD believes that advances in digital imaging techniques, such as 3D mammography, should bolster its efforts to develop additional commercially viable CAD/advanced image analysis and workflow products.

In the Cancer Therapy segment, iCAD offers an isotope-free cancer treatment platform technology. The Xoft eBx system can be used for the treatment of early-stage breast cancer, endometrial cancer,

cervical cancer and skin cancer. We believe the Xoft eBx system platform indications represent strategic opportunities in the United States and international markets to offer differentiated treatment alternatives. In addition, the Xoft eBx system generates additional recurring revenue for the sale of consumables and related accessories.

Our Corporate Information

Our principal executive offices are located at 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062. Our telephone number is (603) 882-5200 and our website address is www.icadmed.com. We have included our website address in this prospectus as an inactive textual reference only. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. Our common stock is listed on the Nasdaq Capital Market under the symbol “ICAD.”

The Offering

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	iCAD, Inc.

Common stock offered by us	1,636,364 shares

Common Stock outstanding immediately after the offering	19,016,478 shares (or 19,261,932 shares, if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares of common stock	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 245,454 additional shares of our common stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $8.3 million (or approximately $9.5 million if the underwriter’s option to purchase additional shares is exercised in full), after deducting the underwriting discount and the estimated fees and expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “ICAD.”

Risk Factors	See “Risk Factors” included in this prospectus supplement, the accompanying prospectus and otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of factors that you should consider before purchasing shares of our common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 17,380,114 shares outstanding as of June 11, 2019, and excludes as of that date:

•	1,773,160 shares of our common stock reserved for future issuance upon the exercise of outstanding options and vesting of unvested restricted stock; and

•	1,742,500 shares of our common stock reserved for future issuance upon the conversion of outstanding debentures.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options to purchase common stock since June 11, 2019, no vesting of restricted stock units since June 11, 2019 and no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risk factors described below and set forth in the “Risk Factors” section of the Form 10-K, together with the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before deciding to invest in our common stock. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. If any of such risks occur, our business, financial condition, results of operations and the value of our common stock could be materially and adversely affected. In such case, you may lose all or part of your investment in our common stock.

Risks Related to Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.46 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. We have not determined the amounts we plan to spend for various working capital and general corporate purposes or the timing of these expenditures. Accordingly, our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds from this offering are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

The market price of our common stock has been, and may continue to be, volatile which could reduce the market price of our common stock.

The publicly traded shares of our common stock have experienced, and may experience in the future, significant price and volume fluctuations. This market volatility could reduce the market price of our common stock without regard to our operating performance. In addition, the trading price of our common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the medical imaging industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for shares of our common stock to be sold at a favorable price or at all. The market price of our common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

A substantial number of shares of our common stock are eligible for future sale, and the sale of shares of common stock into the market, or the perception that such sales may occur, may depress our stock price.

Sales of substantial additional shares of our common stock in the public market, or the perception that these sales may occur, may significantly lower the market price of our common stock. We are unable to estimate the amount, timing or nature of future sales of shares of our common stock. We have previously issued a substantial number of shares of common stock, which are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, and may become freely tradable. We have also registered shares that are issuable upon the exercise of options and warrants. If holders of options or warrants choose to exercise their securities and sell shares of common stock issued upon the exercise in the public market, or if holders of currently restricted common stock choose to sell such shares of common stock in the public market under Rule 144 or otherwise, or attempt to publicly sell such shares all at once or in a short time period, the prevailing market price for our common stock may decline.

Future issuances of shares of our common stock may cause significant dilution of equity interests of existing holders of common stock and decrease the market price of shares of our common stock.

We have previously issued options and warrants that are exercisable into a significant number of shares of our common stock. Should existing holders of options or warrants exercise their securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of our common stock and reduce the market price of shares of our common stock.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely change their recommendation regarding our common stock, or provide more favorable relative recommendations about our competitors, the trading price of our common stock could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $8.3 million (or approximately $9.5 million if the underwriter exercises its option to purchase additional shares in full) from this offering, after deducting the underwriting discount and estimated fees and expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds in short-term interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date, and we do not expect to pay cash dividends in the foreseeable future. Future dividend policy will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our board of directors. There are no non-statutory restrictions on our present ability to pay dividends. Any future determination to pay dividends will be made at the discretion of our board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2019:

•	on an actual basis; and

•

on an as adjusted basis to give effect to our issuance and sale of 1,636,364 shares of our common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds,” our condensed consolidated financial statements and other financial data incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

	As of March 31, 2019 (unaudited)
(in thousands, except share and per share data)	Actual	As Adjusted
Cash and cash equivalents	$11,315	$19,575

Capitalization:
Debt:
Short term:
Notes payable—current portion	$2,250	$2,250

Long term:
Notes payable—long term portion	3,694	3,694
Convertible Debentures	9,495	9,495

Total debt	$15,439	$15,439

Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.
Common stock, $0.01 par value; authorized shares—30,000,000; actual issued shares—17,500,265 and actual outstanding shares—17,314,434; and as adjusted issued shares—19,136,629 and as adjusted outstanding shares—18,950,798;	$175	$191
Additional paid-in capital	220,297	228,541
Treasury stock at cost, 185,831 shares	(1,415)	(1,415)
Accumulated deficit	(214,491)	(214,491)

Total stockholders’ equity	$4,566	$12,826

Total capitalization	$20,005	$28,265

The table above assumes no exercise of the underwriter’s option to purchase additional shares of common stock and is based on 17,314,434 shares outstanding as of March 31, 2019, and excludes as of that date:

•	1,818,882 shares of our common stock reserved for future issuance upon the exercise of outstanding options and vesting of unvested restricted stock; and

•	1,742,500 shares of our common stock reserved for future issuance upon the conversion of outstanding debentures.

DILUTION

If you invest in this offering, your interest will be diluted to the extent of the difference between the price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2019 was approximately $(7.4) million, or approximately $(0.43) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2019.

After giving effect to the sale of 1,636,364 shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $833 thousand, or approximately $0.04 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.47 per share to our existing stockholders and an immediate dilution of $5.46 per share to new investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution:

Offering price for one share of common stock		$5.50
Net tangible book value per share as of March 31, 2019	$(0.43)
Increase per share attributable to new investors	$0.47

As adjusted net tangible book value per share after this offering		$0.04

Dilution per share to new investors		$5.46

If the underwriter exercises in full its option to purchase 245,454 additional shares of common stock at the public offering price of $5.50 per share, the as adjusted net tangible book value after this offering would be approximately $0.11 per share, representing an increase in net tangible book value of approximately $0.54 per share to existing stockholders and immediate dilution in net tangible book value of approximately $5.39 per share to new investors purchasing our common stock in this offering at the public offering price.

The information set forth above is based on 17,314,434 shares of common stock issued and outstanding as of March 31, 2019 and excludes:

•	1,818,882 shares of common stock reserved for future issuance upon the exercise of options and vesting of unvested restricted stock; and

•	1,742,500 shares of common stock reserved for future issuance upon the conversion of outstanding debentures.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or conversion of outstanding debentures. The exercise of outstanding options having an exercise price less than the offering price or conversion of outstanding debentures will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Craig-Hallum Capital Group LLC is acting as the sole managing underwriter of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	1,636,364

Total	1,636,364

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $5.50 per share. The underwriter proposes to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.198 per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about June 17, 2019, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional 245,454 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by us	$0.33	$540,000	$621,000

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $200,000. This includes $100,000 of the fees and expenses of the underwriter. In addition, we retained Laidlaw & Company (UK) Ltd. (“Laidlaw”) to act as our financial advisor in connection with this offering, for which we will pay them an advisory fee of $75,000. Laidlaw will not underwrite nor purchase any of the securities in this offering. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter, together with its affiliates, is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ICAD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter is not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. The underwriter has represented and agreed that:

•

It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters relating to this offering, including with respect to the validity of the common stock offered hereunder, will be passed upon for us by Dentons US LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriter by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements of iCAD, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge in the Investor Relations section of our website, which is located at www.icadmed.com/reports-and-sec-files.html. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed March 29, 2019, as amended by the Annual Report on Form 10-K/A filed on April 30, 2019;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed May 15, 2019;

•	our Current Reports on Form 8-K filed on January 11, 2019, January 22, 2019, March 21, 2019, March 28, 2019 and May 7, 2019 (except with respect to Items 2.02 and 7.01 contained therein); and

•	The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC and any amendments thereto.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and accompanying prospectus and prior to the termination of the offering of the securities to which this prospectus supplement and accompanying prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus supplement and accompanying prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part hereof from the date of filing those documents.

You may request, and we will provide to you at no cost, a copy of these filings by writing or telephoning us at iCAD, Inc., 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062, telephone number (603) 882-5200. Attention: R. Scott Areglado.

PROSPECTUS

$25,000,000

Common Stock, Preferred Stock,

Warrants to Purchase Common Stock or Preferred Stock

Subscription Rights to Purchase Common Stock or Preferred Stock

Units

We may offer and sell from time to time securities described in this prospectus in one or more offerings of up to $25,000,000 in aggregate offering price. This prospectus provides you with a general description of these securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution” for more information.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ICAD.” On November 16, 2018, the last reported sale price of our common stock was $2.89 per share. The aggregate market value of the outstanding shares of our common stock held by non-affiliates, or “public float,” was $50,539,501 based on 16,771,698 shares of common stock outstanding, of which 15,268,731 shares were held by non-affiliates, and a closing sale price of $2.89 per share on November 16, 2018. Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a 12 calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully read and consider risk factors described in this prospectus, an applicable prospectus supplement and in the documents we incorporate by reference before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings for an aggregate principal amount or initial purchase price not to exceed $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different, inconsistent or unauthorized information, you must not rely on it.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless the context requires otherwise or unless otherwise indicated, (i) all references to “iCAD,” “we,” “us” and “our” refer to iCAD, Inc. and its subsidiary; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred shares” refer to shares of our preferred stock.

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iCAD, INC.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and while enhancing patient care. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments.

ICAD has grown primarily through acquisitions including CADx, Qualia Computing, CAD Sciences, Xoft, DermEbx, Radion and VuComp. The Radion/DermEbx acquisition extended iCAD’s position as a larger player in the oncology market, including the components that enable dermatologists and radiation oncologists to develop, launch and manage their electronic brachytherapy (“eBx”) programs for the treatment of non-melanoma skin cancer (“NMSC”). The VuComp acquisition included an extensive library of related clinical data which we use for cancer detection research and patents, as well as key personnel and expanded our customer base.

In the Detection segment, our industry-leading solutions include advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier, a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, and Computed Tomography (CT).

ICAD intends to continue the extension of its image analysis and clinical decision support solutions for mammography and CT imaging. ICAD believes that advances in digital imaging techniques, such as 3D mammography, should bolster its efforts to develop additional commercially viable CAD/advanced image analysis and workflow products.

In the Therapy segment, iCAD offers an isotope-free cancer treatment platform technology. The Xoft Electronic Brachytherapy System (“Xoft eBx”) can be used for the treatment of early- stage breast cancer, endometrial cancer, cervical cancer and skin cancer. We believe the Xoft eBx system platform indications represent strategic opportunities in the United States and international markets to offer differentiated treatment alternatives. In addition, the Xoft eBx system generates additional recurring revenue for the sale of consumables and related accessories.

On January 4, 2018, iCAD adopted a plan to discontinue offering radiation therapy professional services to practices that provide iCAD’s electronic brachytherapy solution for the treatment of NMSC under the subscription service model within the Therapy Segment. As a result, iCAD will no longer offer the subscription service model to customers. ICAD will continue to offer its capital sales model for both skin cancer treatment and IORT, which provides a brachytherapy system and related source and service agreements. The discontinuance of the subscription service model is expected to reduce radiation therapy professional services delivery costs, decrease cash burn, and re-focus iCAD on the higher margin capital product and service offerings.

In May 2018, iCAD submitted Version 2.0 of its PowerLook Tomo Detection product for FDA approval.

Our principal executive offices are located at 98 Spit Brook Road, Suite 100, Nashua, New Hampshire 03062. Our telephone number is (603) 882-5200 and our website address is www.icadmed.com. We have included our website address in this prospectus as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks factors set forth in the documents and reports filed by us with the SEC and incorporated by reference into this prospectus, as well as any risks described or incorporated by reference in any applicable prospectus supplement before deciding whether to buy our securities. Additional risks and uncertainties not presently known to us or that we believe are immaterial may also significantly impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected, and you could lose all or part of your investment in offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Our website address is www.icadmed.com. The information contained on or linked to our website is not part of this prospectus.

This prospectus is part of a registration statement under the Securities Act. The registration statement has been filed with the SEC and may be obtained as provided above. This prospectus omits some information contained in the registration statement or the exhibits and schedules to the registration statement in accordance with the SEC rules and regulations. For further information about us and the securities we are offering, you should review the information and exhibits in the registration statement and the additional information described under “Incorporation by Reference” below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements contained in this prospectus or any prospectus supplement about these documents are not necessarily complete and are qualified in all respects by reference to the document to which they refer. You should refer to the actual document documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus conflicts, modifies or replaces that statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus (other than information deemed to have been furnished or not filed in accordance with the SEC rules) prior to the termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement:

•	Our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018 and April 27, 2018, respectively.

•	Our Quarterly Reports on form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC on May 15, 2018, August 15, 2018 and November 14, 2018, respectively.

•	Our Current Reports on Forms 8-K filed with the SEC January 5, 2018, March 23, 2018, October 2, 2018, October 18, 2018, November 1, 2018, November 13, 2018 and November 20, 2018.

•	The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC and any amendments thereto.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

iCAD, Inc.

98 Spit Brook Road, Suite 100

Nashua, New Hampshire 03062

Attention: Chief Financial Officer

(603) 882-5200

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “believe”, “demonstrate”, “intend”, “may”, “would”, “could”, “should”, “will”, “continue”, “plan”, “expect”, “estimate”, “anticipate”, “likely”, “seek” and similar expressions identify forward-looking statements. These statements are based on assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks listed in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017, or “Form 10-K,” which are incorporated by reference in this prospectus supplement and accompanying prospectus.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus present our views only as of the date of the applicable document containing such forward-looking statements. We do not assume any obligation, and do not intend to, update any forward-looking statement except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings the following securities, up to an aggregate of $25,000,000:

•	shares of common stock;

•	shares of preferred stock;

•	warrants exercisable for common stock or preferred stock;

•	subscription rights to purchase any of such securities; and

•	units of common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that may be offered. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. These summaries are based upon, and are qualified by reference to, certain provisions of Delaware law, our certificate of incorporation, our bylaws, or other documents, as applicable. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

Capital Stock

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock.

Authorized Capitalization

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of November 16, 2018, we had 16,771,698 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Each share of common stock is entitled to one vote on all matters to be voted on by stockholders. There are no cumulative voting rights in the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in all assets remaining, if any, which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders. Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus. We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and amended and restated bylaws, each as amended from time to time.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Provisions

Our certificate of incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders, and may include, among other things, voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. Although there are currently no shares of preferred stock outstanding, future holders of preferred stock may have rights superior to our common stock and such rights could also be used to restrict our ability to merge with, or sell our assets to a third party.

We are also subject to the provisions of Section 203 of the Delaware General Corporation Law, which could prevent us from engaging in a “business combination” with a 15% or greater stockholder” for a period of three years from the date such person acquired that status unless appropriate board or stockholder approvals are obtained.

These provisions could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

The existence of the foregoing provisions of our certificate of incorporation and bylaws and the DGCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Limitations on Liability and Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect of indemnification. The indemnification agreements provided that we will pay certain amounts incurred in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by the director or officer, or by acting as a director, officer or employee. Our Certificate of Incorporation and by-laws provide similar indemnification for directors and officers.

Liability Insurance.

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders.

SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “ICAD”.

Warrants

General

We may issue warrants to purchase common stock or preferred stock. Warrants will be represented by warrant certificates. We may issue warrants separately or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currencies, including composite currencies, in which the offering price of the warrants may be payable;

•	the designation and terms of the securities issuable upon the exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date, on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	the terms of any rights to redeem or call the warrants

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations of holding and exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares or preferred shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue subscription rights to purchase common stock or preferred stock. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

The terms of subscription rights described in the applicable prospectus supplement may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the shares of common stock or shares of preferred stock which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares or preferred shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more transactions, including without limitation:

•	directly to purchasers or to a single purchaser;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the public offering price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The offer and sale of the securities described in this prospectus may be effected from time to time in one or more transactions, including privately negotiated transactions, at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The financial statements of iCAD, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

1,636,364 Shares

COMMON STOCK

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group

The date of this prospectus supplement is June 13, 2019